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                                                                    EXHIBIT 10.3

                          PLEDGE AND SECURITY AGREEMENT

         PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of March 31, 2001, by and between BEACON EDUCATION MANAGEMENT, INC., a Delaware corporation with his principal place of business located at 112 Turnpike Road, Suite 107, Westborough, Massachusetts 01581, as the pledgor and debtor (the "Pledgor"), and KINDERCARE LEARNING CENTERS, INC., a Delaware corporation with its principal place of business at 650 NE Holladay, Suite 1400, Portland, Oregon 97232, as the pledgee and secured party (the "Pledgee").

                                   WITNESSETH:

         WHEREAS, the Pledgor is the owner and holder of three promissory notes more particularly described as follows: (1) that certain Promissory Note dated as of April 26, 1999 (the "LCA Note"), in the original principal amount of Two Hundred Thirty Thousand and 00/100 Dollars ($230,000.00) made by Learning Center Academy, a Michigan public school academy ("LCA"); (2) that certain Promissory Note dated as of July 31, 2000 (the "TMA Note"), in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) made by Thurgood Marshall Academy, a Missouri nonprofit corporation incorporated pursuant to Chapter 355, RSMo ("TMA"); and (3) that certain Promissory Note dated as of September 22, 2000 (the "SLCS Note"), in the original principal amount of Nine Hundred Twenty Five Thousand and 00/100 Dollars ($925,000.00) made by St. Louis Charter School, a Missouri nonprofit corporation incorporated pursuant to Chapter 355, RSMo ("SLCS"), and all amendments, extensions, substitutions and replacements thereof or relating thereto (the LCA Note, the TMA Note and the SLCS Note are sometimes hereinafter referred to individually and collectively as the "Notes"); and

         WHEREAS, the Pledgor and the Pledgee are parties to that certain Equity Purchase and Loan Agreement dated as of February 17, 2000, as amended by that certain Amendment to Loan Agreement dated as of September 28, 2000, and as further amended by that certain Second Amendment to Loan Agreement of even date herewith (the "Second Amendment") (collectively, the "Loan Agreement"), pursuant to which the Pledgee has, inter alia, made a loan to the Pledgor in the original principal amount of Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00) as evidenced by that certain Amended and Restated Promissory Note of even date herewith in said principal amount, which Amended and Restated Promissory Note is defined in the Second Amendment as the Temporary Loan Note (the "Temporary Loan Note"); and

         WHEREAS, the terms of the Second Amendment require that the Temporary Loan Note be secured by a pledge of the Notes pursuant to this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and in consideration of the making by the Pledgee of the loan to the Pledgor evidenced by the Temporary Loan Note, the parties hereto hereby agree as follows:
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         SECTION 1. Pledge. In order (i) to secure the due and punctual payment and performance of all obligations of the Pledgor contained herein; and (ii) to secure the due and punctual payment of the indebtedness of the Pledgor to the Pledgee evidenced by the Temporary Loan Note (all of the foregoing being hereinafter collectively called the "Obligations"), the Pledgor hereby pledges unto the Pledgee, and hereby grants to the Pledgee a security interest in, the Notes and all of the Pledgor's right, title and interest therein, now or hereafter, and together with all proceeds of any of the foregoing (the Notes and all other property and proceeds described in this Section 1, whether now existing or hereafter arising, being herein collectively called the "Pledged Collateral").

         TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions of this Agreement and the hereinafter defined Subordination Agreements. The Pledged Collateral shall be delivered to the Pledgee simultaneously with the execution and delivery of this Agreement and shall be held by the Pledgee at all times during the term of this Agreement. Upon payment and satisfaction of the Obligations, the Pledgee shall deliver all of the Pledged Collateral back over to the Pledgor.

         SECTION 2. Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgee as follows:

                  (a) The execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary corporate action, and do not and will not (i) violate any provision of any law, rule or regulation, including, without limitation, any injunction, decree, determination or award presently in effect having applicability to the Pledgor, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Pledgor is a party or by which it or the Pledged Collateral may be bound or affected, or
(iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than pursuant to this Agreement) upon or with respect to any of the Pledged Collateral; and the Pledgor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  (b) This Agreement constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor and all third parties in accordance with its terms.

                  (c) The Pledgor is the legal and equitable owner of the Pledged Collateral free and clear of all liens, security interests, charges and encumbrances of every kind and nature; the Pledgor has legal title, and good, right and lawful authority, to pledge, assign and deliver the Pledged Collateral in the manner hereby done or contemplated, except as otherwise provided by the terms of (l) in the case of the TMA Note, that certain Subordination Agreement dated as of July 31, 2000 (the "TMA Subordination Agreement"), by and among NCB Capital Corporation, a Delaware corporation ("NCB"), as senior lender, the Pledgor, as subordinate lender, and TMA, as borrower, and (2) in the case of the SLCS Note, that certain Subordination Agreement dated


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as of September 22, 2000 (the "SLCS Subordination Agreement"), by and among NCB, as senior lender, the Pledgor, as subordinate lender, and SLCS, as borrower (the TMA Subordination Agreement and the SLCS Subordination Agreement are hereinafter referred to individually and collectively as the "Subordination Agreements").

                  (d) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Pledgor of this Agreement or the validity of the rights created hereunder.

                  (e) This Agreement and the delivery of possession of the Pledged Collateral creates a valid and perfected first priority security interest in and pledge of the Pledged Collateral enforceable against all third parties securing the payment of the Obligations and all action required to perfect fully the security interest so constituted has been taken and completed, including, without limitation, the consent of NCB as required by the terms of the Subordination Agreements.

         SECTION 3. Events of Default. Each of the following events (each an "Event of Default") shall constitute an event of default hereunder:

                  (a) default by the Pledgor in the observance or performance of any covenant or agreement contained herein or breach by the Pledgor of any representation or warranty contained herein; or

                  (b) the occurrence of an "Event of Default" as defined in the Temporary Loan Note or the Loan Agreement (but only to the extent applicable to the Temporary Loan Note); or

                  (c) this Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Pledgor, or the Pledgor shall deny that it has any or further liability or obligation hereunder.

         SECTION 4. Remedies upon Default. If an Event of Default shall have occurred and be continuing, then, in addition to exercising any rights and remedies of a secured party under the Uniform Commercial Code in effect in the Commonwealth of Massachusetts (the exercise of all rights and remedies being in all events subject to the terms and conditions of the Subordination Agreements), the Pledgee may, after ten (10) days written notice to and demand upon the Pledgor, apply the Pledged collateral first, to the payment of interest, fees and expenses accrued and unpaid on the Obligations to and including the date of such application; second, to the payment or prepayment of principal and other obligations under the Obligations; and third deliver any remaining surplus to the Pledgor.

         SECTION 5. The Pledgor Appointed Attorney-in-Fact. The Pledgor hereby appoints the Pledgee, effective upon and during the continuation of an Event of Default, the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which it may deem necessary or advisable to accomplish the


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purposes hereof, which appointment is irrevocable and coupled with an interest.
Without limiting the generality of the foregoing, the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any principal or interest payment or other distribution payable or distributable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         SECTION 6. No Waiver, Cumulative Remedies. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Pledgee preclude any other further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 7. Notices. All communications, notices, requests and demands hereunder shall be given in accordance with the terms of the Loan Agreement.

         SECTION 8. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Pledgee may at any time request in connection with the administration or enforcement of this Agreement or related to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Pledgee its, rights, powers and remedies hereunder.

         SECTION 9. Binding Agreement; Assignment. This Agreement, and the terms covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

         SECTION 10. Miscellaneous. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Pledged Collateral be released or the pledge or the security interest created hereby terminated, except by an instrument in writing signed by a duly authorized officer of the Pledgee. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

         SECTION 11. Severability. In case any lien, security interest or other right of any part hereto shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right granted hereby.


                        [SPACE INTENTIONALLY LEFT BLANK]


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         SECTION 12. Governing Law. This Agreement is made under and shall be governed by the laws of the Commonwealth of Massachusetts in all respects, including matters of construction, validity and performance.

         IN WITNESS WHEREOF, the parties hereto have executed this Pledge and Security Agreement or caused this Pledge and Security Agreement to be duly executed as of the date first above written.



WITNESSES:                                   PLEDGOR:

                                             BEACON EDUCATION MANAGEMENT,
                                             INC.

/s/ Mary Ella Cummings                       By: /s/ William R. DeLoache, Jr.,
------------------------------------             -------------------------------
                                                 Chairman

                                             PLEDGEE:

                                             KINDERCARE LEARNING CENTERS,
                                             INC.

/s/ Eva Kripalani                            By: /s/ David J. Johnson
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                                                     Title: Chairman and CEO


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